
                          CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement"), dated as of August 6,
1995 between Medcross, Inc., a Florida corporation (the "Company"), and
Timothy R. Barnes, an individual residing in Clearwater, Florida
("Consultant").

                          W I T N E S S E T H:

     WHEREAS, in light of the expertise and experience of Consultant, the Company desires to engage Consultant to provide the Company with consulting services and Consultant is willing and able to provide such services; and

     WHEREAS, the Company and Consultant desire to set forth in a formal written agreement the terms and conditions upon which Consultant shall provide services to the Company;

     NOW THEREFORE in consideration of the mutual benefits to be derived from this Agreement, the Company and Consultant hereby agree as follows:

     1.   Appointment; Consulting Services.

          (a) The Company hereby retains Consultant to render those consulting services contemplated by this Agreement until February 6, 1996. The term (the "Term") of this Agreement shall commence on the date hereof and shall terminate on the date specified hereinabove.
Notwithstanding any other provision of this Section 1(a), the term of this Agreement may be extended beyond the Term by the written agreement of the parties.

          (b) During the Term hereof, Consultant agrees to render to the Company consulting advice as shall be reasonably requested from time to time by the President of the Company in connection with the business conducted or to be conducted by the Company. In performing services hereunder, Consultant shall report to the Company's President and shall perform such services from Consultant's residence in Tampa, Florida or such other location as may be agreed to by the parties.
Consultant shall be required to devote up to five hours per week for the first three months and three hours per week thereafter to the performance of services hereunder. During the Term hereof, Consultant shall be an independent contractor of the Company and not an employee.
During the Term hereof, Consultant shall have no power or authority to represent or bind the Company unless specifically authorized in writing by the President of the Company.

     2.   Payments to Consultant During the Term.

     The Company agrees to pay to Consultant during the Term and any extension thereof the following:

          (a) In consideration of Consultant's performance of the consulting services described herein during the Term hereof, the Company agrees to issue to the Consultant warrants (the "Consultant's
Warrants") to purchase thirty-six thousand eight hundred fifty-eight
(36,858) shares of the Company's Common Stock at a purchase price equal to the fair market value of the Common Stock on the date of grant.
Such options shall be promptly issued following the execution of this Agreement and the delivery to the Company of all outstanding options heretofore granted to the Consultant, whether or not the same are vested or unvested, for cancellation together with any and all other documents, agreements or acknowledgements reasonably requested by the Company to evidence the cancellation of such options. The Consultant's options shall be fully vested and exercisable any time from date of grant up to two years thereafter. The shares of Common Stock underlying the Consultant's Warrants shall be registered by the Company with the Securities and Exchange Commission on Form S-8, at the Company's sole expense, as soon after issuance of the Consultant's
Option as may be practicable, but not less than six months from the date of grant.

          (b) The Company shall reimburse Consultant for all reasonable out-of-pocket expenses directly incurred by Consultant in connection with Consultant's rendering of the consulting services set forth in this Agreement, provided, however, that the incurrence of such expenses in an amount greater than $100.00 must be approved in writing in advance by the President of the Company. Any such reimbursement hereunder shall be made by the Company within 14 days after submission by Consultant of supporting documentation as reasonably required by the Company.

     3.   Non-Competition.

     During the Term hereof and for six months thereafter, Consultant represents, warrants and covenants that he shall not, anywhere within the greater Tampa Bay, Florida metropolitan area, the United States of America or anywhere else in which the Company (or any of its subsidiaries) is then doing business, engage in activities in direct competition with the business of the Company or any subsidiary, whether as an individual, investor, partner, joint venturer, consultant, employee, agent, salesman, officer, or director or otherwise.
Investments in less than five percent of the outstanding securities of any class of a publicly-traded company shall not be prohibited by this
Section 3. The provisions of this Section 3 are subject to the provisions of Section 9 of this Agreement.

     4.   Confidential Information.

     The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his position with the Company, Consultant has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries. Therefore, subject to the provisions of Section 8 hereof, Consultant hereby represents, warrants and covenants as follows, recognizing that the Company is relying on the same in entering into this Agreement:

     During the Term hereof and for six months following the last day of the Term hereof, except for the exclusive benefit of the Company, Consultant will not, directly or indirectly, use, disclose to others, or publish or otherwise make available to any other party any inventions or any confidential business information about the affairs of the Company and its subsidiaries, including but not limited to confidential information concerning their products, methods, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's or its subsidiaries' businesses and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four (24) hours of such termination or demand.

     5.   Reasonableness of Restrictions; Specific Enforcement.

     Consultant hereby agrees that the restrictions in this Agreement, including without limitation those relating to the duration of the provisions thereof and the territory to which such restrictions apply, are necessary and fundamental to the protection of the business and operation of the Company, its affiliates, subsidiaries and divisions thereof, and are reasonable and valid. Each party acknowledges and agrees that the Company would suffer irreparable damage if any of the provisions of Section 3 or Section 4 were not performed by Consultant in accordance with their specific terms or were otherwise breached.
Accordingly, the Company will be entitled to an injunction or injunctions to prevent breaches of such provisions and to enforce specifically such provisions in any court of competent jurisdiction without the necessity of furnishing a bond of any type, and Consultant will not oppose the granting of such relief on the grounds that an adequate remedy at law exists.

     6.   Proprietary Information or Trade Secrets of Others.

     Consultant represents, warrants and covenants that he will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others and represents and warrants that he has returned all property and confidential information belonging to the Company. Consultant further represents, warrants and covenants that he is not party to any agreement, oral or written, which restricts his right or capacity to execute this Agreement or to compete with a previous employer, associate or affiliate in any way whatsoever.



     7.   Consolidation; Merger; Sale of Assets; Change of Control.

     Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination provided that the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture, or other entity and this Agreement shall continue in full force and effect and shall entitle Consultant and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

     8.   Survival of Obligations.

     The obligations of the parties under Sections 3, 4, 5, 6, and 9 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by Consultant, upon the expiration of this Agreement or otherwise).

     9.   Reformation; Severability.

     In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction, and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.
In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the representations, warranties and covenants contained in Sections 3 and 4 shall be deemed to be a series of separate representations, warranties and covenants, one for each county, state, territory or jurisdiction of the United States and any foreign country referenced therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate representations, warranties and covenants, then such unenforceable representations, warranties and covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate representations, warranties and covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate representations, warranties and covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such representations, warranties and covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

     10.  Entire Agreement; Amendment.

     This Agreement contains the entire agreement between the Company and Consultant with respect to the subject matter thereof. This
Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

     11.  Notices.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i)
upon delivery, if personally delivered, (ii) the next business day, if delivered with all charges prepaid to a recognized overnight delivery service for next day delivery, or (iii) five days after mailing, if mailed, postage prepaid, via first class mail, in each such case as follows:
(a)  To the Company:               (b)  To Consultant:

     Medcross, Inc.                     Timothy R. Barnes
     3227 Bennet Street North           2930 Clubhouse Drive West
     St. Petersburg, Florida 33713      Clearwater, Florida  34621
     Attn:  President

with an additional copy by like means to:
     De Martino Finkelstein Rosen & Virga
     1818 N Street, N.W., Suite 400
     Washington, D.C.  20036
     Attn:  Ralph V. De Martino, Esquire

and/or to such other persons and addresses as any party shall have specified in writing to the other.

     12.  Assignability.

     This Agreement shall not be assignable by Consultant and shall be binding upon, and shall inure to the benefit of, the successors of the Company. Notwithstanding any other provision of this Agreement, this Agreement shall be assignable by the Company provided that the assignee is a controlled subsidiary of the Company.

     13.  Representation by Counsel.

     Each of the parties hereto represents, warrants and covenants that he or it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same.

     14.  Governing Law.

     This Agreement shall be governed by and construed under the laws of the State of Florida without regard to the conflicts of law principles thereof.

     15.  Waiver and Further Agreement.

     Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     16.  Headings of No Effect.

     The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     17.  Counterparts.

     This Agreement may be executed by the parties hereto in one or more counterparts each of which shall be an original and all of which shall together constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATTEST:                       MEDCROSS, INC.


                              By:  /s/ Henry Y.L. Toh
                                  Henry Y. L. Toh, President


WITNESS:                      CONSULTANT:


                              /s/ Timothy R. Barnes
                              Timothy R. Barnes
